Exhibit 3.1

T H I R D  A M E N D E D  A N D  R E S T A T E D

B Y - L A W S

OF

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

(a Delaware corporation)

Dated as of March 14, 2022

ARTICLE I

OFFICES

SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at Centerville Road, Suite 400, in the County of New Castle, and its resident agent at such address is Corporation Service Company, or at such other address, with such resident agent at such address, as the Board of Directors may appoint from time to time. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and/or by such means of remote communication, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting

SECTION 2. BUSINESS TO BE CONDUCTED AT ANNUAL MEETING. At any annual meeting of stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 15 of Article III) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting given in accordance with Section 4 of this Article II, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder who (A) is both a stockholder of record at the time of giving of the stockholder notice provided for in this Section and at the time of the annual meeting, (B) is entitled to vote at such annual meeting and (C) has complied with the notice procedures set forth in this Section. Clause (iii) in the immediately preceding sentence shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the applicable notice of meeting given in accordance with Section 4 of this Article II) before an annual meeting of stockholders.

For any such business to be properly brought before an annual meeting by a stockholder pursuant to this Section, notice in writing must be delivered or mailed by certified mail to the Secretary of the Corporation (the “Secretary”) and received at the principal offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be received not earlier than the one hundred twentieth (120th) day prior to the date of such preceding year’s annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such preceding year’s annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and of such beneficial owner, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this Section, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on shares of stock of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of stock of the Corporation, (G) any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 (ten) days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (v) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 15 of Article III). The Chairman of the Board of Directors (the “Chairman”) may, if the facts warrant, determine that any business was not properly brought before the annual meeting in accordance with the provisions of this Section; and if the Chairman should so determine, the Chairman shall so declare to the annual meeting, and any such business shall not be transacted thereat. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to, and shall not, limit the applicable requirements pursuant to this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act.

SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called from time to time by the Chairman, or the Chief Executive Officer or by resolution of the Board of Directors and shall be called by the Chief Executive Officer or Secretary upon the written request of not less than 50% in interest of the stockholders entitled to vote thereat. Notice of each special meeting of stockholders shall be given in accordance with Section 4 of this Article II. Subject to applicable law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice given in accordance with Section 4 of this Article II.

SECTION 4. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting of stockholders, a written notice of the meeting, which shall state (i) the place, if any, and/or the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, if any, (ii) the date and time of the meeting, and, (iii) in the case of a special meeting, the purposes for which the meeting is called, shall be given personally or delivered by mail or by electronic transmission to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting. No notice of any meeting of stockholders need be given to any stockholder who properly waives notice, whether before or after the meeting and whether in writing or by electronic transmission or otherwise.

SECTION 5. QUORUM. Unless otherwise required by applicable law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these By-Laws, the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders. The stockholders present in person or represented by proxy at any meeting of stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to otherwise render the remaining stockholders less than a quorum.

SECTION VOTING. Unless otherwise provided by applicable law or the Certificate of Incorporation, each stockholder shall be entitled to one vote on each matter submitted for consideration by the Corporation’s stockholders for each share of stock held by such stockholder on the applicable record date. All elections of directors shall be decided by plurality vote. Unless otherwise required by applicable law, the Certificate of Incorporation or these By-Laws, all other action submitted for vote of the stockholders shall be decided by a majority of the votes cast at the applicable meeting by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, by a majority of the votes cast by holders of such class, present in person or represented by proxy. No vote of stockholders need be taken by written ballot unless otherwise required by applicable law. Any vote which need not be taken by ballot may be conducted in any manner approved by the Chairman. If authorized by the Board of Directors, a written ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the applicable stockholder or proxyholder.

SECTION 7. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors, any or all of which may be employees of the Corporation, to act as such at such meeting and/or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chairman may, or if inspectors shall not have been appointed, the Chairman shall, appoint one or more inspectors to act as such at such meeting and/or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of each class of stock of the Corporation outstanding and the voting power of each such class, the number of shares of such class represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do any and all such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for director shall act as an inspector of an election of directors.

SECTION 8. CHAIRMAN OF MEETINGS. The Chairman, if one is elected, or, in his absence or disability or in the event of his refusal to act, the Lead Director or if unavailable, a presiding director or officer chosen by a majority of the Board of Directors in attendance at such meeting shall preside at each meeting of stockholders. The order of business and all other matters of procedure at each meeting of stockholders shall be determined by the Chairman, subject to applicable law, the Certificate of Incorporation and these By-Laws. Any reference in these By-Laws to the Chairman shall include reference to any presiding director or officer chosen to preside at a particular meeting of stockholders in accordance with this Section 8.

SECTION 9. SECRETARY OF MEETING. The Secretary shall act as secretary at all meetings of stockholders. In the absence or disability of the Secretary or the Secretary’s refusal to act, the Chairman or the Chief Executive Officer shall appoint a person to act as secretary at any meeting of stockholders, and such person may or may not be a duly appointed Assistant Secretary.

SECTION 10. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares of stock held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either (i) during ordinary business hours at the principal place of business of the Corporation or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. The list shall also be produced and kept at the place of a meeting, if the meeting is held at a place, and may be inspected by any stockholder who is present. thereat. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares of stock that each such stockholder may vote at the meeting.

SECTION 11. ADJOURNMENT. At any meeting of stockholders, whether or not a quorum is present, the Chairman and the holders of a majority of the voting power entitled to vote at such meeting each shall have the power to adjourn the meeting from time to time, including to another time or place or means of remote communication, as the case may be, without notice other than announcement of the place or means of remote communication, as the case may be, date and time of the adjourned meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (3) days, or if after the adjournment a new record date, as provided for in Section 5 of Article V, is fixed for the adjourned meeting, a separate notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting originally noticed.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. POWERS. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, (i) the property, business and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors and (ii) the Board of Directors may exercise any or all of the powers and duties the Certificate of Incorporation or these By-Laws of the Corporation and do any or all lawful acts and things in support thereof.

SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of not less than four (4) nor more than seven (7) directors. Within the limits specified above, the number of directors shall be fixed from time to time by the Board of Directors. The Board of Directors shall be elected by the stockholders at the annual meeting of stockholders, and, except as provided in Section 6 of this Article III, each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Subject to compliance with any stock ownership guidelines adopted by the Board of Directors by resolution from time to time, directors need not be stockholders in order to be elected or to serve as a director.

SECTION 3. CHAIRMAN. The Chairman shall be a member of the Board of Directors and, except in the event of the Chairman’s absence or disability or refusal to act, shall preside at all meetings of the Board of Directors in accordance with Section 7 of this Article III and all meetings of the stockholders in accordance with Section 8 of Article II. The Chairman shall have such further powers and perform such other duties incident to the office of Chairman as from time to time are assigned to him by the Board of Directors.

SECTION 4. RESIGNATIONS AND RETIREMENTS. Any director may resign or retire at any time. Notice of such resignation or retirement shall be made in writing or by electronic transmission and be delivered to the Chairman, the Chief Executive Officer or the Secretary, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman, the Chief Executive Officer or the Secretary, as the case may be. The acceptance of a resignation or retirement of a director shall not be necessary to make it effective.

SECTION 5. REMOVAL. Any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors at any meeting of the stockholders called for that purpose. Vacancies thus created may be filled at any such meeting by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors at such meeting, or, if the vacancies are not so filled by the stockholders, by the directors as provided in Section 6 of this Article III.

SECTION 6. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as provided in Section 5 of this Article III, any vacancy occurring in any directorship and any newly created directorship shall be filled by a majority vote of the remaining directors then in office, even if such remaining directors constituted less than a quorum prior to such one or more vacancies or newly created directorships. Any director elected to fill a vacancy shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Any director elected to a newly created directorship shall hold office until the next annual meeting of stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. The Board of Directors may not fill any vacancy created by removal of a director by electing the director so removed.

SECTION 7. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such places and/or means of remote communication, and at such times and dates, as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or a majority of the directors then in office. Notice of a meeting of the Board of Directors stating the place or, if held by remote communications, the means of remote communications by which directors may be deemed to be present in person and vote at such meeting, as the case may be, and the date and time of the meeting shall be given to each director either (i) by mail not less than forty-eight (48) hours before the date of the meeting, (ii) by electronic mail or other electronic transmission, telephone, telegram, facsimile transmission or personal delivery on twenty-four (24) hours’ notice, or (iii) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The notice need not describe the purpose of a special meeting. Meetings may be held at any time without notice if all the directors are present or if all those directors not present waive such notice. The Chairman, if one is elected, or, in his absence or disability or in the event of his refusal to act, the Lead Director or if unavailable, a presiding director chosen by a majority of the Board of Directors shall preside at all meetings of the directors. The order of business and all other matters of procedure at each meeting of stockholders shall be determined by the director presiding at such meeting, subject to applicable law, the Certificate of Incorporation and these By-Laws.

SECTION 8. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors shall constitute a quorum for the transaction of business by the Board of Directors. Except as otherwise required by applicable law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another date, time and place or means of remote communication, as the case may be. Notice of such adjourned meeting need not be given if the date, time and place or means of remote communication, as the case may be, of such adjourned meeting are announced at the meeting so adjourned.

SECTION 9. COMMITTEES. The Board of Directors may, by resolution, each such committee to consist of one or more of the directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of

Directors and subject to applicable law, the Certificate of Incorporation and these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these By-Laws. Unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. Unless otherwise specified in the resolution of the Board of Directors establishing any such committee, all provisions of applicable law, the Certificate of Incorporation and these By-Laws relating to meetings, action without meetings, telephonic meetings, rules and regulations for the conduct of meetings, reliance on accounts and reports, notice and waiver of notice and quorum and voting requirements of the Board of Directors also shall apply similarly to such committee. All such committees shall report their proceedings to the Board of Directors when required. Any such committee may be abolished or re-designated from time to time by the Board of Directors, subject to applicable law. Each member of any such committee shall hold office until his successor shall have been designated or until he shall cease to be a director or until his earlier death, resignation, retirement, disqualification or removal. Unless otherwise provided in the Certificate of Incorporation, these By-Laws or the resolution of the Board of Directors establishing any such committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers and authority of the committee.

SECTION 10. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if each member of the Board of Directors consents thereto either in writing or by electronic transmission.

SECTION 11. COMPENSATION. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix, from time to time, the compensation of directors for their services and policies for the reimbursement of expenses of directors. A director may also serve the Corporation in other capacities and receive compensation therefor.

SECTION 12. TELEPHONIC MEETING. Unless otherwise restricted by applicable law, the Certificate of. Incorporation, or these By-Laws, any one or more members of the Board of Directors by the Board of Directors, may participate in a meeting thereof by means of conference telephone or any similar remote communications method in which all persons participating in the meeting can hear each other simultaneously. Participation in such a meeting by any such means shall constitute the presence in person at such meeting.

SECTION 13. REGULATIONS; MANNER OF ACTING. Subject to applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt rules and regulations for the conduct of meetings of the Board of Directors. Directors shall act only as the Board of Directors, and no individual director shall have power to act as such individually.

SECTION 14. RELIANCE ON ACCOUNTS AND REPORTS. A director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation or the Board of Directors by any of the Corporation’s officers or employees or any committee of the Board of Directors, or by any other person as to the matters such director or member reasonably believes are within such other person’s professional or expert competence to the extent such person has been selected with reasonable care by or on behalf of the Corporation or the Board of Directors, as the case may be.

SECTION 15. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. In addition to the right of the Board of Directors to make nominations for the election of directors, nominations for the election of directors may be made by any person that (i) is a stockholder of record both at the time of giving of the notice provided for in this Section and at the time of the applicable meeting of stockholders and (ii) is entitled to vote for the election of directors at the applicable meeting of stockholders and complies with the notice procedures set forth in this Section.

To be eligible to be a nominee for election or reelection as a director, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section), upon request of the Corporation, to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). Upon request of the Corporation, the prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) would be in compliance if elected as a director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. For purposes of this Section, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

Advance written notice of a proposed nomination by a stockholder must be received by the Secretary by certified mail at the principal executive offices of the Corporation no later than (i) with respect to an election of directors to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary of the previous year’s annual meeting of stockholders, or (ii) with respect to an election of directors to be held at a special meeting of stockholders or at an annual meeting that is held more than seventy (70) days prior to the anniversary of the previous year’s annual meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to the stockholders. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Each such notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made, if any, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and of any such beneficial owner, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such stockholder and any such beneficial owner, (C) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such stockholder or any such beneficial owner in any security of the Corporation (for purposes of this Section, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether such stockholder or any such beneficial owner intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation, including, without limitation, information to determine the eligibility of such proposed nominee to serve as an independent director or a member of any particular committee of the Board of Directors or that could be material to a reasonable stockholder’s understanding of the independence and qualification to serve on any particular committee of the Board of Directors, or lack thereof, of such nominee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and one or more subordinate officers, all of whom shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors held after each annual meeting of the stockholders and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier death, resignation, retirement, disqualification or removal. In addition, the Board of Directors may elect from time to time one or more Vice Presidents, including one or more Executive Vice Presidents or Senior Vice Presidents, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors Any number of offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and control over the managerial and operational affairs of the Corporation, subject to the supervision and control of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall report thereon to the Board of Directors. The Chief Executive Officer shall have such further powers and perform such other duties incident to the office of Chief Executive Officer as from time to time are assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors and the Chief Executive Officer. The President shall have such further powers and perform such other duties incident to the office of President as from time to time are assigned to him by the Chief Executive Officer or the Board of Directors.

Except as the Board of Directors shall otherwise authorize, the President may execute bonds, mortgages and other contracts on behalf of the Corporation, and may cause the seal to be affixed to any instrument requiring it and, when so affixed by the President, the seal shall be attested by the signature of the Secretary, the Treasurer or an Assistant Secretary or Assistant Treasurer.

SECTION 5. VICE PRESIDENTS. Each Vice President, if any are elected, of whom any one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties incident to the office of Vice President as shall be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

SECTION 6. TREASURER. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories in accordance with Section 10 of this Article IV.

The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the Chief Executive Officer, the President or the Board of Directors, upon the request of any of them, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Chief Executive Officer or the Board of Directors.

SECTION 7. SECRETARY. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given properly; (c) see that the minute books, stock books and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties incident to the office of Secretary as from time to time are assigned to him by the Chief Executive Officer or the Board of Directors.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Directors.

SECTION 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or any officer to whom power in this respect shall have been delegated by the Board of Directors. All checks or other orders for the payment of money shall be signed by the President or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 10. CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer, the President, the Treasurer and any such other officer as may from time to time be authorized by the Board of Directors, each shall have power and authority to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

SECTION 11. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chief Executive Officer, the President, the Treasurer and any such other officer or agent as may from time to time be authorized by the Board of Directors, each shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation or other entity in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 12. DELEGATION OF DUTIES. In the absence or disability or any officer, or the refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties for such time as determined by the Board of Directors.

SECTION 13. RESIGNATION AND REMOVAL. Any officer may be removed from office for or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign or retire at any time in the same manner prescribed under Section 4 of Article III of these By-Laws.

SECTION 14. VACANCIES. The Board of Directors shall have power to fill vacancies occurring in any office. Any officer elected to fill a vacancy shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

ARTICLE V

STOCK

SECTION 1. CERTIFICATES OF STOCK. The shares of the Corporation’s stock may be certificated or uncertificated, to the extent provided under applicable law, and shall be recorded upon the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall be signed by, or in the name of the Corporation by, (i) the Chairman, the Chief Executive Officer , the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, in each case certifying the number and class of shares of stock in the Corporation owned by such stockholder. Any or all of the signatures on any certificate representing shares of stock may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars from time to time for the transfer or registration of shares of stock of any class, and may require any certificate representing shares of stock to be countersigned or registered by any one or more of such transfer agents and/or registrars.

SECTION 2. TRANSFER OF SHARES. Certificated shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer. Any certificates surrendered shall be cancelled, and either (i) new certificates or (ii) evidence of the issuance of uncertificated shares to the stockholder entitled thereto shall be issued to any transferee. A record of each such transfer shall be made upon the books of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and either (i) new equivalent uncertificated shares or (ii) equivalent certificated shares shall be made available to the stockholder entitled thereto. A record of each such transfer shall be made upon the books of the Corporation.

Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when certificates for shares or valid evidence of ownership of uncertificated shares, as the case may be, are presented, both the transferor and transferee request the Corporation to do so.

The Board of Directors shall have power and authority to make such rules and regulations from time to time as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 3. LOST CERTIFICATES. Either (i) a new certificate or (ii) equivalent uncertificated shares may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

SECTION 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by applicable law.

SECTION 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting,; provided, however, that the Board of Directors shall fix a new record date for the adjourned meeting to the extent required by Section 11 of Article II.

SECTION 6. DIVIDENDS. Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation. Notice given by electronic transmission shall be deemed to have been given to a stockholder (i) if by facsimile, when directed to a number at which the stockholder has consented to receive such notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder. For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given by applicable law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing and signed by the person entitled to notice or provided by such person by electronic transmission or otherwise, whether before or after the time stated therein, shall be deemed equivalent to notice given to such person. Attendance of a person entitled to notice of a meeting at such meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or a committee of the Board of Directors need be specified in any written waiver of notice.

ARTICLE VII

AMENDMENT OF BY-LAWS

SECTION 1. AMENDMENTS. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law(s) so adopted, amended, or repealed, together with a precise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by vote of the shareholders at a meeting duly called for such purpose.

ARTICLE VIII

MISCELLANEOUS

SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate from time to time.

ARTICLE IX

INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article IX or otherwise.

SECTION 3. CLAIMS. If a claim for indemnification or payment of expenses under this Article IX is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

SECTION 6. INSURANCE. The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or of the General Corporation Law of the State of Delaware.

SECTION 7. DEFINITIONS. For the purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

SECTION 8. LIABILITY OF DIRECTORS. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this limitation shall not eliminate or limit the liabilities of the directors for any breach of the director’s duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which the director derived an improper personal benefit; provided further, that this limitation shall not eliminate or limit the liability of a director for any act or omission occurring prior to the adoption of these By-Laws.

SECTION 9. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

EXCLUSIVE FORUM

SECTION 1. FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants in such action or proceeding. Each stockholder and each person purchasing or otherwise acquiring any interest in stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article X.

ARTICLE XI

CONSTRUCTION

SECTION 1. PRINCIPLES OF CONSTRUCTION. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-Laws. Without limiting the generality of this provision, (i) the singular number includes the plural, (ii) the plural number includes the singular, (iii) the term “person” includes a natural person, a corporation or any other entity of any type, (iv) the masculine gender includes the feminine gender and vice versa, (v) all references in these By-Laws to directors or officers with a particular title shall be to directors or officers of the Corporation holding such title, as the case may be, unless the context of such reference provides otherwise, and (vi) all references in these By-laws to articles, sections, subsections, subdivisions, sentences, clauses or phrases shall be to articles, sections, subsections, subdivisions, sentences, clauses or phases, as the case may be, of these By-Laws unless the context of such reference provides otherwise. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in this Section shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal. All references in these By-Laws to any statute, law, regulation or rule also shall include any successor statute, law, regulation or rule, as the case may be. Unless the context requires otherwise, all references in these By-Laws to stockholders shall be references to all holders of outstanding capital stock issued by the Corporation, and all references in these By-Laws to stock shall be to outstanding capital stock of the Corporation.